Independent Brand Partner Agreement

1. **Acceptance and Effectiveness.** Your application to become an independent Happy Co. Brand Partner ("Brand Partner") is subject to acceptance by Elevacity U.S., LLC (the "Company"). You agree that the Company's acceptance of this application is subject to your compliance with all of the provisions of this Brand Partner Agreement (the "Agreement") including the Policies and Procedures (the "P&P") and Compensation Plan as may be amended by the Company from time to time. Failure to comply with any provision of this Agreement shall constitute grounds for termination. The terms, conditions and provisions of the P&P and Compensation Plan are expressly incorporated into this Agreement as if set out word for word.

2. **The Agreement.** Upon acceptance, your application and the Agreement together with the Compensation Plan, the P&P shall constitute the entire agreement (collectively, the "Agreement") between the Company and the individual or Business Entity identified on the application (the "Brand Partner"). By submitting your application, you represent and warrant that: 1) you have read, understand and agree to abide by all terms of the Agreement and 2) the information provided in the application is complete and accurate. This Agreement supersedes and replaces all prior agreements between you and the Company.

3. **Brand Partner Eligibility.** To become a U.S. Brand Partner, you must: (1) be at least 18 years of age; (2) have a valid Social Security Number or EIN equivalent and (3) not be a current employee, officer, or director of the Company or any of its affiliate entities or the spouse or domestic partner of any of the foregoing.

4. **Term and Renewal.** The term of this Agreement is one year (subject to prior cancellation pursuant to the P&P). To remain active, a Brand Partner must also comply with all requirements of the Company in order to renew this Agreement and to accept any updates or amendments to this Agreement. The Agreement must be renewed on an annual basis and the Company may charge an annual renewal fee for such renewal. A Brand Partner's failure to renew may result in the expiration of the Agreement and the loss of the Brand Partner's right to participate in The Happy Co. business.

5. **Termination.** Brand Partners may terminate the Agreement at any time and for any reason by sending a termination notice to the Company at support@thehappyco.com. Additionally, the Company reserves the right to take action, including the right to terminate, if the Brand Partner has violated any provision or term of the Agreement. Upon termination of the Agreement, the Brand Partner shall: (1) lose all rights to purchase products from the Company at the Brand Partner cost; (2) no longer hold themself out as a Brand Partner of the Company; (3) lose their position and all right to participate in the Compensation Plan, including their future commissions and earnings; and (4) discontinue the license rights to utilize the intellectual property of the Company. The Company shall not be liable to the Brand Partner for any damages as a result of terminating this Agreement in accordance with its terms.

6. **Independent Contractor Status.** As a Brand Partner you are an independent contractor who is authorized to sell and market The Happy Co.'s products. A Brand Partner is not, and should not, represent themself or itself to be an employee, agent, franchisee, representative, or owner of the Company. The Brand Partner Agreement does not create an employee/employer relationship, agency, joint venture, or partnership between the Company and Brand Partner. A Brand Partner shall not be treated as an employee of the Company for any purpose, including without limitation for federal, state or local tax purposes. The Company makes no guarantee that a Brand Partner will earn money. Brand Partner is not entitled to any benefits that the Company may offer its employees. Brand Partner is solely responsible for the payment and reporting of all income taxes required to be made. The Company will report all amounts paid to Brand Partner to the Internal Revenue Service ("IRS") and will not withhold or make payments on Brand Partner's behalf for Social Security, unemployment insurance, disability insurance, or workers' compensation insurance.

7. **Brand Partner Commitments.** In addition to the obligations set forth in the P&P, Brand Partner agrees to: 1) conduct their business in a professional manner that reflects well upon the Company (which does business as "The Happy Co.") and The Happy Co. products, 2) comply at all times with applicable laws, rules and regulations, 3) avoid misleading or unethical practices, 4) make no claims, representations or warranties that are different from, or in addition to, those in The Happy Co. marketing materials, 5) make no attempt to bind the Company, and 6) periodically review The Happy Co. website for updates to the Agreement.

8. **Starter Kit.** To assist a Brand Partner in marketing The Happy Co.'s products, Brand Partner is required to purchase a Starter Kit, but the Brand Partner is under no obligation to purchase any other products to initiate their business.

9. **Product Ordering and Retail Sales.** There are no minimum purchase requirements or inventory requirements. Brand Partner must comply with the Company's Inventory and Bonus Buying guidelines as set forth in the P&P. The Happy Co. reserves the right to accept or decline any order and may cancel or delay shipment of its products for any reason, including but not limited to, failure to comply with this Agreement. Brand Partner may purchase product for resale to their customers in accordance with the P&P, but the Company reserves the right to communicate and do business with any customers acquired by Brand Partner without any restriction.

10. **Refunds.** Brand Partners must agree to abide by the Company's retail customer refund policy as stated in the P&P. Brand Partners are eligible to receive a refund for personally purchased products, less a 10% handling fee, if Brand Partner chooses to terminate this Agreement and thereafter returns the products or services in resalable, currently marketable, condition within twelve (12) months of the order date. Brand Partner authorizes the Company to deduct, from any payments or refunds due, commissions previously paid on refunded products.

11. **The Happy Co. Brand and Use of Company Materials.** The name "The Happy Co." and other names as adopted by the Company are proprietary trade names, trademarks, and service marks ("Marks") licensed from SHRG IP Holdings, LLC an affiliate of the Company. Except as expressly granted under this Agreement, Brand Partner shall not acquire or claim any rights in any of the Company's Marks. The Company also has the exclusive proprietary interest in its customer lists, customer information developed by or for the Company (such as credit data, product purchase information, and customer profile data), Brand Partner lists, customer lists (including those compiled through social media), manufacturing procedures, formulas, and other Confidential Information. Brand Partner shall not use or disclose any Confidential Information of the Company except as expressly permitted by the Agreement and agrees to keep such information confidential. Upon termination or nonrenewal of this Agreement, Brand Partner shall immediately cease the use of all of the Company's Marks, other Intellectual Property and Confidential Information and, if requested by the Company, return all such materials in their possession to the Company.

12. **Non-Solicitation/Sale of Other Products.** Brand Partner agrees that they will receive significant benefits from the Company including, but not limited to, the opportunity to participate in training and techniques which are valuable and essential to the success of a Brand Partner's business. In consideration for this benefit, and to the fullest extent allowable by law, Brand Partners agrees that they will not, during the term of this Agreement and for a period of twelve (12) months after the termination of the Agreement, directly or indirectly, Recruit any Brand Partner or employee of the Company for any other direct selling or network marketing business. For purposes of this Agreement, "Recruit" includes, but is not limited to: 1) communicating information or offering to provide information about another direct selling, network marketing, or social selling business to a Brand Partner or employee of the Company, 2) posting or messaging information about another direct selling, network marketing, or social selling business on a social media site utilized by Brand Partner to promote their Company business, or 3) tagging any Brand Partner or employee of the Company with a post on a social media site that provides or offers to provide information about direct selling, network marketing, or social selling business. In furtherance of this, a Brand Partner shall not take any action that may reasonably be foreseen to result in drawing an inquiry from other Brand Partners or employees of the Company. Violation of this non-solicitation may result in immediate termination of the violating Brand Partner's Agreement in addition to any other remedy available to the Company at law or in equity.
13. **Compliance.** Brand Partner shall abide by all applicable federal, state, and local laws or regulations, and the terms of this Agreement, including the P&P and the Compensation Plan.
14. **Assignability.** This Agreement may not be transferred or assigned by Brand Partner without the prior written approval of the Company but may be assigned by the Company and shall be binding on each of the parties' successors and assigns. Any attempted assignment in violation of this Agreement shall be void and the Company may take remedial action against the Brand Partner.
15. **Amendment.** The Company may amend this Agreement, the P&P, and/or the Compensation Plan at its discretion. Amendments shall be effective thirty (30) days after notice and publication or transmittal of such amendment in official Company publications, but amendments shall not apply retroactively to conduct that occurred prior to the effective date of the amendment. If a Brand Partner does not agree to any amendments, the sole recourse is to cancel this Agreement with the Company. In the event of any conflict between the terms of this Agreement, the P&P, or any other document and such Amendment, the Amendment shall control.
16. **Governing Law/Arbitration.** This Agreement shall be governed by the laws of the State of Texas without reference to its conflict of laws rules. Except as set forth in the P&P, all claims and disputes relating to this Agreement, the rights and obligations of the parties, or any other claims or causes of actions relating to the performance of either party under this Agreement and/or Brand Partner's purchase of products shall be settled totally and finally by arbitration in Collin County, Texas, in accordance with the Federal Arbitration Act and the Commercial Rules of the American Arbitration Association.
17. **Indemnification/Offset.** Brand Partners agree to indemnify the Company for any and all costs, expenses, consumer reimbursements, fines, sanctions, damages, settlements or payments of any other nature that the Company incurs resulting from or relating to any act or omission by Brand Partner that is illegal, fraudulent, deceptive, negligent, unethical, or in violation of this Agreement. The Company may elect to exercise its indemnification rights through withholding any compensation due the Brand Partner. This right of setoff shall not constitute the Company's exclusive means of recovering or collecting funds due the Company pursuant to its right to indemnification. The Company shall have the right to offset any amounts owed by Brand Partner to the Company (including, without limitation, the repayment of commissions as a result of refunds) against the amount of any commissions or bonuses owed to the Brand Partner.

18. **Notice.** Except as expressly set forth herein, any communication, notice, or demand of any kind whatsoever, shall be in writing and delivered either by: 1) electronic communication or email, 2) personally or by same-day local courier services or overnight express delivery services; or 3) by registered or certified mail, postage pre-paid, return receipt requested. Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three (3) Business Days after mailing. "Business Day" means any Monday through Friday other than any such day which, in the State of Texas, is a legal holiday or a day on which banking institutions are authorized or required by law or regulation to close. Brand Partner must notify the Company to a change of address.

19. **Cumulative Remedies/Waiver.** All rights, powers, and remedies given to the Company are cumulative, not exclusive and are in addition to any and all other rights and remedies provided by law. Any waiver by the Company or a Brand Party of any breach of this Agreement must be in writing and signed by an authorized agent of the party against which the waiver is asserted. Any waiver of a breach by a party shall be a one-time waiver only and shall not operate or be construed as a waiver of any subsequent breach.

20. **Injunctive Relief.** Brand Partner agrees that upon a breach of this Agreement that the Company will be immediately and irreparably harmed and cannot be made whole solely by monetary damages and as such, the remedy at law for any breach of any provision of this Agreement shall be inadequate and that, in addition to any other remedies, in law or in equity it may have, the Company shall be entitled, without the necessity of proving actual damages, to temporary and permanent injunctive relief to prevent the breach of any provision of this Agreement and/or to compel specific performance of this Agreement.

21. **Attorneys' Fees.** The Company shall be entitled to its costs and expenses, including reasonable attorneys' fees, in enforcing its rights under this Agreement.

22. **Severability.** If any provision of this Agreement, in its current form or as amended, is held void or unenforceable, only the void or unenforceable portion(s) of the provision shall be severed from this Agreement and the remaining provisions shall remain in effect. The severed provision shall be reformed so that it is in compliance with the law and reflects the purpose of the original provision as closely as possible.

23. **Survival.** The covenants and obligations of Brand Partner to abide by the arbitration, non-solicitation, Intellectual Property, and Confidential Information covenants contained herein shall survive termination of the Agreement.

24. **Entire Agreement.** This Agreement, the Policies & Procedures, and the Compensation Plan (all of which are incorporated herein by reference), constitute the entire agreement between the Company and Brand Partner, supersede all prior agreements, and no other promises, representations, guarantees, or agreements of any kind shall be valid unless in writing and signed by both parties. In the event of any conflict during the terms of this Agreement and the P&P, the P&P shall prevail.

25. **Evidence of Acceptance.** Brand Partner hereby acknowledges and agrees that Brand Partners obligation to be bound by this Agreement shall be effective by means of an electronic acceptance portal and that manual, ink signature shall not be required in order for this Agreement to be binding on Brand Partner.